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                                                                   EXHIBIT 10.15


                           COOPER CAMERON CORPORATION
                  1995 MANAGEMENT INCENTIVE COMPENSATION PLAN



I.  PURPOSE

The Cooper Cameron Management Incentive Compensation Plan (the "Plan"), has been designed to motivate and reward key management employees whose efforts impact the performance of Cooper Cameron Corporation (the "Company") and its subsidiaries through the achievement of pre-established financial and individual objectives.

Performance under the Plan is measured on the fiscal (calendar) year and payments under the Plan are made annually.

II.  ELIGIBILITY

Officers and key management employees may be eligible to participate in the plan, upon the recommendation of their manager and approval by the Chief
Executive Officer of the Company.   An employee who is eligible to participate
in any other cash incentive plan of the company is not eligible to participate in this Plan.

III.  AWARD CRITERIA

The Compensation Committee of the Board of Directors is responsible for approving the Company performance objectives that are used to determine awards paid for Company objectives under this plan. Performance objectives for operating units below the corporate level will be established by the appropriate manager subject to overall approval of the Chief Executive Officer. For 1995, performance under the Plan will be determined based on:

           Earnings Before Interest, Taxes and Depreciation  (EBITDA)

A target award percentage is established for each position eligible to participate in the Plan. For 1995, the actual target award will be determined by applying this percentage to your base pay in effect at January 1, 1995, multiplied by 12, if you were a participant in the Plan for the full year. If you became eligible to participate in the Plan after January 1, 1995, your target award percentage will be applied to your base pay in effect at the date you became a participant, multiplied by the number of months in 1995 in which you were a plan participant.

Generally, target award is paid when performance under the Plan meets, but does not exceed pre-established performance objectives.

V.  AWARD CATEGORIES

For 1995, a participant may have Company Objectives, Division Objectives, Business Unit Objectives and/or Individual Objectives, each of which is assigned by the immediate manager and provided a weighting in determining the Target Award.

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Excluding individual objectives, which are optional, the following weightings will apply:

------------------------------------------------------------------------------------------------
                                 PERFORMANCE WEIGHTING
------------------------------------------------------------------------------------------------
                                  CORPORATE OBJECTIVE    DIVISION OBJECTIVE        BUSINESS UNIT
------------------------------------------------------------------------------------------------
  Corporate Participants                 100%                     -                      -
------------------------------------------------------------------------------------------------
  Divisions:
     Division President                   20%                    80%
------------------------------------------------------------------------------------------------
     Staff Managers                       20%                    80%                     -
------------------------------------------------------------------------------------------------
     Business Unit Managers               20%                    30%                    50%
------------------------------------------------------------------------------------------------
     All Other Eligible Positions         Weighting To be Determined by Immediate Manager
------------------------------------------------------------------------------------------------

VI.  PERFORMANCE MEASUREMENT

         Entry This is the level of performance at or below which no award will be generated for this particular objective of the plan.

         Target Award             This is the expected level of performance
                                  based on the current year's financial plan.

         Overachievement (OA)     This is the level at which the maximum award
                                  under the plan will be paid and the maximum award is limited to 150% of TA.

Performance above or below target will be prorated down/up to the entry/overachievement levels established for each financial objective.

VII.   AWARD CALCULATION

Following are examples of how awards are calculated under the Plan:

A.  Assume the following financial objectives:

         Cooper Cameron Target EBITDA Objective             $100 million
         Entry Level Objective                              $ 90 million
         Overachievement (OA) Objective                     $125 million

         Division Target EBITDA Objective                   $ 25 million
         Entry Level Objective                              $ 20 million
         Overachievement (OA) Objective                     $ 31 million


B.  Assume actual EBITDA performance as follows:

         Cooper Cameron           $110m
         Division                 $ 22m

     Then Corporate Attainment =  120% ($110m prorated between $100m target and $125m OA)

     And Division Attainment =    40% ($22m prorated between $25m target and
                                  $20m entry)





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C.  Corporate Participant

      January 1, 1995 base pay = $6,000 per month
      Target Award Percentage = 20%
      Target Award = $14,400 ($6000 x 12 x 20%)

      Award based 100% on total Cooper Cameron performance

      Actual payment = Target Award x 120% Attainment = $14,400 x 120% = $17,280


D.  Division Participant

      January 1, 1995 Base Pay = $6,000 per month
      Target Award Percentage = 30%
      Target Award = $21,600

      Award Weighting:
            20% Cooper Cameron Performance
            80% Division  Performance

      Actual Payment = Target Award x 20% x Corporate Attainment
                       Plus
                       Target Award x 80% x Division Attainment

                       $21,600 x 20% x 120% = $  5,184
                        Plus                     +
                       $21,600 x 80% x  40% =    6,912
                                              --------
                        Total               = $ 12,096

VII. Any awards generated under the 1995 MICP must be approved by the Compensation Committee. It is anticipated that 1995 MICP Awards will be paid in February 1996. Employees terminating prior to the end of the fiscal year are not eligible for payment of any award under this plan.